EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



September 24,2004



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  ATNG Inc. - Form S-8


Gentlemen:

     I have acted as counsel to ATNG Inc., a Nevada corporation (the "Company"), in connection with its Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 relating to the registration of 290,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Amended Employee Stock Incentive Plan for the Year 2004 No. 2, as well as the registration of 108,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                         Very truly yours,

                                         /s/ Norman  T.  Reynolds

                                         Norman T. Reynolds